Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Infinity Property and Casualty Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2012 (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Company.

August 7, 2012	BY:	/s/ JAMES R GOBER
James R. Gober President and Chief Executive Officer

August 7, 2012	BY:	/s/ ROGER SMITH
Roger Smith Executive Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.